                             TABLE VI (PAGE 1 OF 4)
                ACQUISITIONS OF PROPERTIES BY CORPORATE PROPERTY
ASSOCIATES 10, INC., A MARYLAND CORPORATION (CPA(R):10) AS OF DECEMBER 31, 1995

     This Table VI provides detailed information concerning all property acquisitions made by Corporate Property Associates 10, Inc., a Maryland corporation ("CPA(R):10") during the three years ended December 31, 1995. THE INFORMATION IN THIS TABLE DOES NOT IMPLY OR INDICATE IN ANY MANNER THAT THE COMPANY WILL MAKE INVESTMENTS COMPARABLE TO THOSE REFLECTED IN THIS TABLE, NOR DOES NOT IMPLY OR INDICATE THAT THE COMPANY WILL OBTAIN FINANCING COMPARABLE TO THAT OBTAINED BY CPA(R):10 REFERRED TO IN THIS TABLE. PURCHASERS OF SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP INTEREST IN CPA(R):10 OR THE PROPERTIES LISTED BELOW.

                                                                                         GROSS
                                                                                       LEASEABLE                   ORIGINAL
   NAME OF OCCUPANT                                                                      SPACE       DATE OF       MORTGAGE
     OR GUARANTOR              TYPE OF PROPERTY                   LOCATION              (SQ. FT)     PURCHASE      FINANCING
-----------------------  -----------------------------  -----------------------------  ----------    --------   ---------------
NEW WAI, LP/             Warehouse facility             Lima, Ohio                        39,741     11/18/94     $ 1,000,000
Warehouse Associates
Neodata Servies,         20% interest in                Louisville, Colorado             195,948     12/15/94       1,723,223
Inc.(3)                  manufacturing/
                         warehouse/office
                         facilities
Data Documents, Inc.(4)  22.22% interest                Omaha, Nebraska;                 543,777      3/18/93       1,777,600
                         in warehouse/                  Denver, Colorado;
                         manufacturing and              Lenexa, Kansas;
                         office facilities              Hutchings and Dallas, Texas
EnvironWorks, Inc.       Manufacturing/                 Apopka, Florida                  374,289      3/22/95       6,000,000
                         distribution facility
                                                                                                                ---------------
                                                                                                                  $10,500,823
                                                                                                                ==============

                                              CONTRACT
                                           PURCHASE PRICE                          OTHER
                            CASH DOWN           PLUS           OTHER CASH       CAPITALIZED
   NAME OF OCCUPANT        PAYMENT --        ACQUISITION      EXPENDITURES       EXPENDI-        TOTAL COST
     OR GUARANTOR            EQUITY             FEES            EXPENSED        TURES(1)(2)      OF PROPERTY
-----------------------  ---------------   ---------------   ---------------   -------------   ---------------
NEW WAI, LP/               $   276,000       $ 1,276,000       $         0      $         0      $ 1,276,000
Warehouse Associates
Neodata Servies,                     0         1,723,223                 0                0        1,723,223
Inc.(3)

Data Documents, Inc.(4)      1,210,990         2,988,590                 0                0        2,988,590

EnvironWorks, Inc.           5,500,000        11,500,000                 0         (319,046)      11,180,954

                         ---------------   ---------------   ---------------   -------------   ---------------
                           $ 6,986,990       $17,487,813       $         0      $  (319,046)     $17,168,767
                         ==============    ==============    ==============    =============   ==============

                             TABLE VI (PAGE 2 OF 4)
                                   FOOTNOTES

(1) Consists of cost of improvements subsequent to acquisition and closing costs relating to the acquisition of properties such as the costs of appraisals and other closing costs such as attorneys' and accountants' fees and costs of title reports, transfer and recording taxes and title insurance.

(2) For properties under construction, interest on mortgages is capitalized rather than expensed and rentals received are recorded as a reduction of the basis in the properties.

(3) CPA(R):10 has a 20% ownership interest in this property. The remaining 80% is owned by CPA(R):10 and hold title to their respective interests as tennts-in-common. All dollar figures represent CPA(R):10's interest in the property.

(4) CPA(R):10 woned a 22.22% ownership interest in the property. The remaining 77.78% was owned by CIP(tm). This property was sold in November 1994. All dollar figures reflect CPA(R):10's interest in the property.

                             TABLE VI (PAGE 3 OF 4)
   ACQUISITIONS OF PROPERTIES BY CAREY INSTITUTIONAL PROPERTIES INCORPORATED
              A MARYLAND CORPORATION (CIP) AS OF DECEMBER 31, 1995

                                                                                          GROSS
                                                                                        LEASEABLE                   ORIGINAL
         NAME OF                                                                          SPACE       DATE OF       MORTGAGE
  OCCUPANT OR GUARANTOR           TYPE OF PROPERTY                  LOCATION             (SQ. FT)     PURCHASE      FINANCING
--------------------------  ----------------------------- ----------------------------- ----------    --------   ---------------
Neodata Services Inc.(3)    80% interest in               Louisville, Colorado            195,948     12/15/94     $ 7,864,946
                            manufacturing/
                            warehouse office
                            facilities
Barnes & Noble, Inc.        Retail Store                  Farmington,                      21,600      2/23/93       3,000,000
                                                          Conncecticut
Data Documents, Inc.(4)     77.78% interest in            Omaha, Nebraska;                543,777      3/18/93       6,222,400
                            Manufacturing,                Denver, Colorado;
                            warehouse and                 Lenexa, Kansas; Hutchings and
                            office facilities             Dallas, Texas
Best Buy Co., Inc.(5)       63% interest                  Ft. Collins and Denver,         558,695      4/15/93      20,663,793
                            as General Partner            Colorado; Bloomingdate,
                            in Partnership which          Matteson, Bedford Park,
                            owns Retail Stores            Aurora and Schaumburg,
                                                          Illinois; Omaha, Nebraska;
                                                          Albuquerque, New Mexico;
                                                          Beaumont, El Paso, Houston,
                                                          Fort Worth, Arlington,
                                                          Plano and Dallas, Texas;
                                                          Madison, Wisconsin
Lincoln Technical           Technicla training facility   Glendale, Illinois               74,410       5/3/93       6,027,925
Institute of Arizona, Inc.
Merit Medical Systems,      Office and                    South Jordan,                   172,925       6/3/93       6,444,872
Inc.                        Manufacturing                 Utah
                            Facility
Waban Inc.                  Warehouse Retail Store        East Farmingdale,               114,680      6/29/93       7,000,000
                                                          New York
Sports & Fitness Clubs      Health Club                   Memphis, Tennessee               43,311      7/16/93       2,800,000
of America, Inc.
Barnes & Noble, Inc.        Retail Store                  Braintree, Massachusetts         19,661      10/1/93               0
Big V Holding Corp.(6)      55% interest in               Ellenville and Warwick, NY      133,554      10/8/93       4,165,584
                            Supermarkets
PETsMart, Inc.              Warehouse                     Ennis, Texas                    229,950     10/26/93       2,500,000
Garden Ridge, Inc.          Retail Store                  Round Rock, Texas               152,500      12/3/93       3,465,000
Nicholson Warehouse, Inc.   Warehouse/Distribution        Maple Heights, Ohio             341,282     12/13/93       4,000,000
Alpine Group, Inc.          Manufacturing                 Brownwood, Texas                307,850     12/16/93       2,700,000
Childtime Childcare, Inc.   Childcare Centers             Newprt News                      37,306      6/15/94               0
                                                          Centreville,                                11/18/94
                                                          Manassas, and
                                                          Century Oaks, VA
                                                          Naperville, Il.
Plexus Corp.                Manufacturing Facility        Neenah, WI                      179,000      8/11/94       5,000,000
CFP Holdings, Inc.          Food Processing/Warehouse     Owingsville, KY                  26,720      9/30/94       2,200,000
Omnicom Group, Inc.         Office Building               Venice, California               77,719     10/14/94       9,000,000
Garden Ridge, Inc.          Retail Store                  Oklahoma City, OK               141,284      5/29/95               0
Del Monte Corporation       Warehouses and                Mendota, Illinois;              239,850      11/9/95               0
                            special purpose               Plover, Wisconsin;              210,000
                            facility                      Toppenish and                   274,750
                                                          Yakima, Washington               11,165
                                                                                                                 ---------------
                                                                                                                   $93,054,520
                                                                                                                 ==============
Invetment in GENA Property company(7)
Gensia, Inc.                50% interest in a             San Diego, California           144,311     12/21/93       6,500,000
                            partnership which owns
                            an Office/Research and
                            Development facility

                                                  CONTRACT                          OTHER
                               CASH DOWN       PURCHASE PRICE     OTHER CASH     CAPITALIZED
         NAME OF               PAYMENT--      PLUS ACQUISITION   EXPENDITURES     EXPENDI-         TOTAL COST
  OCCUPANT OR GUARANTOR         EQUITY              FEES           EXPENSED      TURES(1)(2)      OF PROPERTY
--------------------------  ---------------   ----------------   ------------   -------------   ----------------
Neodata Services Inc.(3)      $         0       $  7,864,946      $        0     $         0      $  7,864,946
Barnes & Noble, Inc.            2,225,000          5,225,000               0          36,872         5,261,872
Data Documents, Inc.(4)         4,239,010         10,461,410               0           5,634        10,467,044
Best Buy Co., Inc.(5)           8,462,706         29,126,499               0           1,013        29,127,512
Lincoln Technical               2,572,075          8,600,000               0           2,380         8,602,380
Institute of Arizona, Inc.
Merit Medical Systems,          4,774,961         11,219,833               0        (334,484)       10,885,349
Inc.
Waban Inc.                      2,750,000          9,750,000               0         230,327         9,980,327
Sports & Fitness Clubs          2,785,000          5,585,000               0           2,763         5,587,763
of America, Inc.
Barnes & Noble, Inc.            5,060,000          5,060,000               0          60,895         5,120,895
Big V Holding Corp.(6)          4,132,000          8,297,584               0          89,053         8,386,637
PETsMart, Inc.                  2,051,000          4,551,000               0          42,817         4,593,817
Garden Ridge, Inc.              1,785,000          5,250,000               0           2,298         5,252,298
Nicholson Warehouse, Inc.       2,915,000          6,915,000               0           1,370         6,916,370
Alpine Group, Inc.              2,300,000          5,000,000               0           1,885         5,001,885
Childtime Childcare, Inc.       5,000,000          5,000,000               0        (379,078)        4,620,922
Plexus Corp.                    4,250,000          9,250,000               0           5,745         9,255,745
CFP Holdings, Inc.              2,000,000          4,200,000               0        (213,296)        3,986,704
Omnicom Group, Inc.             7,043,000         16,043,000               0          14,173        16,057,173
Garden Ridge, Inc.              6,149,914          6,149,914               0         (28,782)        6,121,132
Del Monte Corporation           1,678,700          1,678,700               0          (7,902)        1,670,798
                            ---------------   ----------------   ------------   -------------   ----------------
                              $72,173,366       $165,229,886      $        0     $  (466,317)     $164,761,569
                            ==============    ===============    ============   =============   ===============
Invetment in GENA Property
Gensia, Inc.                    5,237,498         11,737,498               0        (272,961)       11,464,537

                             TABLE VI (PAGE 4 OF 4)
                                   FOOTNOTES

(1) Consists of cost of improvements subsequent to acquisitions and closing costs relating to the acquisition of properties such as the costs of appraisals and other closing costs such as attorneys' fees and accountants' fees and costs of title reports, transfer and recording taxes and title insurance.
(2) For properties under construction, interest on mortgages is capitalized rather than expenses and rentals received are recorded as a reduction of the basis in the properties.
(3) CIP has a 80% ownership in this property. The remaining 20% is owned by CPA(R):10. CIP and CPA(R):10 hold title to their respective interests as tennts-in-common. All dollar figures represent CIP's interest in the property.
(4) CIP has a 77.78% ownership in this property. The remaining 22.22% is owned by CPA(R):10. CIP and CPA(R):10 hold title to their respective interests as tenants-in-common. All dollar figures shown reflect CIP's interest in the property. In November 1994, CPA(R):10 and CIP sold their respective interests in the properties.
(5) CIP has a 63% interest as general partner in a partnership with CPA(R):12 which owns 37% as a limited partner.
(6) CIP has a 55% ownership in this property. The remaining 45% is owned by CPA(R):12. CIP and CPA(R):12 hold title to their respective interests as tenants-in-common. All dollar figures shown reflect CIP's interest in the property.
(7) CIP has a 50% ownership in this general partnership with CPA(R):12 which owns the remaining 50% interest.